UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 5, 2011

CNO Financial Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31792	75-3108137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11825 North Pennsylvania Street
Carmel, Indiana  46032
(Address of Principal Executive Offices) (Zip Code)

(317) 817-6100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 5, 2011, C. James Prieur, Chief Executive Officer and a Director informed the Board of Directors (the “Board”) of CNO Financial Group, Inc. (the “Company”) that he will be retiring as Chief Executive Officer and as a Director effective September 30, 2011.
On July 5, 2011, Edward J. Bonach, currently the Company’s Executive Vice President and Chief Financial Officer, was appointed Chief Executive Officer of the Company, effective October 1, 2011. Mr. Bonach was also appointed as a Director of the Company, effective October 1, 2011. Mr. Bonach will remain CFO until his successor has been appointed.
On July 5, 2011, the Board also elected Scott R. Perry to the new position of Chief Operating Officer of the Company, effective immediately. Mr. Perry is currently President of the Company’s Bankers Life and Casualty Company subsidiary and will continue to hold that position.
A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01(d).	Financial Statements and Exhibits.

99.1	Press release of CNO Financial Group, Inc. dated July 6, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNO Financial Group, Inc.

Date: July 6, 2011
	By:	/s/ John R. Kline
John R. Kline
Senior Vice President and Chief Accounting Officer

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